CFO EMPLOYMENT CONTINUATION AGREEMENT

Network Equipment Technologies, Inc. ("the Company") and Craig M. Gentner ("Officer"), in partial consideration for his continuing officer and employment relationship and to encourage continued employment in the event of a potential Change of Control, agree as follows:

1. In the event of Termination of Employment of Officer resulting from a Corporate Transaction, Change of Control or Hostile Take-Over (as those terms are defined in the 1993 Stock Option Plan, collectively referred to in this Agreement as "Change of Control") or from involuntary termination for reasons other than cause, the Company will provide severance benefits as follows:

     a.   eighteen months of Officer's base salary ("salary continuance"),
     b. eighteen months of Officer's variable compensation (computed using the mid-point of the applicable range and the company "meets plan"),
     c. Officer level medical, dental, life and disability insurance during the period of salary continuance, and
     d. vesting of outstanding stock options and restricted stock awards during the period of salary continuance.

2. "Termination of Employment" of Officer occurs when one of the following occurs: he is terminated without cause, job location is changed more than 50 miles, his compensation is materially reduced or responsibilities are substantially altered or reduced (without express consent of the employee) by the Company, or by any successor to the Company in conjunction with or within one year after the close of a Change of Control.

3. In the event of a Termination Of Employment in conjunction with a Change of Control, then vesting of outstanding stock options and restricted stock held by Officer shall accelerate at the time of such Termination. All vested options shall be exercisable for the duration of the life of the option.

4. In order to receive the foregoing, Officer agrees to execute the Company's release and non-competition agreement at the time of any such Termination of Employment.

Agreed this 14th day of April, 1998.

NETWORK EQUIPMENT                       -------------------------
TECHNOLOGIES, INC.                          CRAIG M. GENTNER

By: Roger A. Barney                     /s/ Craig M. Gentner
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                                        (Signature)
Title: V.P. HR & Corp. Services
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April 14, 1998                                               N.E.T. Confidential